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                                                                   EXHIBIT 23


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D. C. 20549


Attention:  Document Control

RE:  Tristar Corporation Form 10Q

We are aware that our report dated July 7, 1995 on our review of the consolidated balance sheet of Tristar Corporation and Subsidiaries as of May 31, 1995, the consolidated statements of income for the three and nine month periods ended May 31, 1995 and 1994, and the consolidated statements of cash flows for the nine month periods ended May 31, 1995 and 1994, included in this Form 10-Q, is incorporated by reference in the following registration statement:

On Form S-8 for:


                                        Registration No.
                                        ----------------
400,000 shares of Common Stock of Ross
Cosmetics Distribution Centers, Inc.        33-45396


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                   COOPERS & LYBRAND L.L.P.


Dallas, Texas
July 13, 1995